Exhibit 99.1

Liberty Media Corporation Announces Terms for Previously Announced Rights Offering

ENGLEWOOD, Colo., May 16, 2016.  Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK) (“Liberty”) announced today terms for Liberty’s previously announced distribution (the “Rights Distribution”) of subscription rights to holders of its Series A, Series B and Series C Liberty Braves common stock to acquire shares of its Series C Liberty Braves common stock (the “Series C Liberty Braves Rights”) in a rights offering to follow such distribution (the “Rights Offering”).  The distribution date for the Rights Distribution will be 5:00 p.m., New York City time, on May 18, 2016. The record date for the Rights Distribution will be 5:00 p.m., New York City time, on May 16, 2016 (such date and time, the “Rights Record Date”); however, as a result of “due bill” trading procedures, those persons acquiring shares of Liberty Braves common stock in the market following the Rights Record Date but prior to the ex-dividend date (discussed below) will be entitled to receive Series C Liberty Braves Rights.

In the Rights Distribution, Liberty will distribute 0.47 of a Series C Liberty Braves Right for each share of Series A, Series B or Series C Liberty Braves common stock held as of the Rights Record Date. Fractional Series C Liberty Braves Rights will be rounded up to the nearest whole right. No rights to purchase shares of any other series of Liberty’s common stock will be issued in the Rights Distribution.  Each whole Series C Liberty Braves Right will entitle the holder to purchase, pursuant to the basic subscription privilege, one share of Liberty’s Series C Liberty Braves common stock at a subscription price of $12.80, which is equal to an approximate 20% discount to the trading day volume weighted average trading price of Liberty’s Series C Liberty Braves common stock for the 18-day trading period ending on May 11, 2016.  Each Series C Liberty Braves Right also entitles the holder to subscribe for additional shares of Series C Liberty Braves common stock that are unsubscribed for in the Rights Offering pursuant to an oversubscription privilege. It is expected that the Rights Offering will commence on May 19, 2016, which is also the proposed ex-dividend date for the distribution of the Series C Liberty Braves Rights, and will remain open for 20 trading days, subject to extension. Liberty expects that the Series C Liberty Braves Rights will be tradable beginning on the commencement date. Liberty intends to announce the definitive ex-dividend date and trading information (including when-issued trading information) as soon as they have been confirmed.

For additional information on the Rights Offering, please see the prospectus included in Liberty’s Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission prior to the Rights Distribution.

The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and Liberty reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution or the commencement of the Rights Offering.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Rights Distribution and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty’s ability to satisfy the conditions to the Rights Distribution and Liberty’s ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this presentation, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this presentation.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of Liberty, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Series C Liberty Braves Rights. Rightsholders should carefully read the prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Series C Liberty Braves Rights.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include our interest in SiriusXM. The businesses and assets attributed to the Liberty Braves Group (Nasdaq: BATRA, BATRK) include our subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty Braves Group and Liberty SiriusXM Group, including its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420